Exhibit T3C

HEADWATERS INCORPORATED

as Issuer

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of [•], 2012

[•]% Convertible Senior Subordinated Notes due 2016

i

ARTICLE 14
MISCELLANEOUS

Section 14.01 .	Communication by Holders with other Holders	100
Section 14.02 .	When Securities Are Disregarded	100
Section 14.03 .	Rules by Trustee, Paying Agent and Security Registrar	100
Section 14.04 .	Successors	100
Section 14.05 .	Multiple Originals	100
Section 14.06 .	Qualification of Indenture	100
Section 14.07 .	Calculations	101
Section 14.08 .	Waiver of Jury Trial	101
Section 14.09 .	Force Majeure	101
Section 14.10 .	Trust Indenture Act Controls	101
Section 14.11 .	No Adverse Interpretation of Other Agreements	101
Section 14.12 .	USA PATRIOT Act	101

v

INDENTURE, dated as of [•], 2012, between Headwaters Incorporated, a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (the “Company”), having its principal office at 10653 South River Front Parkway, Suite 300, Utah 84095 and Wells Fargo Bank, National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of [•]% Convertible Senior Subordinated Notes due 2016 (each a “Security” and collectively, the “Securities”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Securities and the Indenture, have been done;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Definitions.   For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)            the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)           all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(iii)          all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(iv)          the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“2.50% Convertible Notes” means any of the Company’s 2.50% Convertible Senior Subordinated Notes due 2014.

“16% Convertible Notes” means any of the Company’s 16% Convertible Senior Subordinated Notes due 2016.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Securities” shall mean additional Securities issued from time to time under this Indenture in accordance with Section 3.01 hereof.

“Additional Shares” has the meaning specified in Section 6.06(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 3.09(a).

“Bid Solicitation Agent” means the Trustee or an independent nationally recognized securities dealer selected by the Company to solicit market bid quotations for the Securities, which shall in no event be an Affiliate of the Company.  The Bid Solicitation Agent shall initially be the Trustee.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Security, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and limited liability company interests and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chief Executive Officer or its President and by its Chief Financial Officer, its Treasurer or its Secretary, and delivered to the Trustee.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion.

“Conversion Date” has the meaning specified in Section 6.02(b).

“Conversion Notice” shall have the meaning specified in Section 6.02(b).

“Conversion Price” means, in respect of each Security, as of any date $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 2.03.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date as of which this Indenture is dated, located at 625 Marquette Avenue South; N9311-110, Minneapolis, MN 55479, Attn: Corporate Trust Services re: Headwaters Incorporated, [•]% Convertible Senior Subordinated Notes due 2016).

“Corporation” means a corporation, association, company, joint-stock company or business trust.

“Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth of the product of (i) the applicable Conversion Rate on such Trading Day and (ii) the Daily VWAP of Common Stock for such Trading Day.

“Daily Settlement Amount” has the meaning specified in Section 6.03(b).

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HW.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company).

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Designated Senior Indebtedness” means the Indebtedness under the Senior Credit Agreement and any other Senior Indebtedness in which the instrument creating or evidencing the Indebtedness, or any related agreements or documents to which the Company is a party, expressly provides that such indebtedness is “designated senior indebtedness” for purposes of this Indenture (provided that the instrument, agreement or other document may place limitations and conditions on the right of the Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

“Effective Date” has the meaning specified in Section 6.06(b).

“Event of Default” has the meaning specified in Section 7.01.

“Ex-Date” means, except as provided in Section 6.04(g) hereof, with respect to any dividend, the first date upon which a sale of Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of the Common Stock to its buyer.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

“Fundamental Change” means the occurrence of any of the following events at any time after the Securities are originally issued:

(1)           a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or the Company’s or its Subsidiaries employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

(2)           consummation of any share exchange, consolidation or merger of the Company (excluding a merger solely for the purpose of changing the Company’s jurisdiction of incorporation) pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change;

(3)           the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(4)           the Common Stock, or other common stock into which the Securities are then convertible, ceases to be listed on a national securities exchange.

A Fundamental Change will not be deemed to have occurred, however, if at least 90% of the consideration received or to be received by holders of the Common Stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of Publicly Traded Securities and, as a result of such transaction or transactions, the Securities become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares.

“Fundamental Change Company Notice” has the meaning specified in Section 5.01(b).

“Fundamental Change Purchase Date” has the meaning specified in Section 5.01(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 5.01(a).

“Fundamental Change Purchase Price” has the meaning specified in Section 5.01(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States from time to time.

“Global Security” means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means:

(i)            all of the Company’s indebtedness, obligations and other liabilities, contingent or otherwise, (A) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (B) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(ii)           all of the Company’s reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers’ acceptances;

(iii)          all of the Company’s obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the Company’s balance sheet;

(iv)          all of the Company’s obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the Company’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an greed upon residual value of the leased property to the lessor;

(v)           all of the Company’s obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(vi)          all of the Company’s direct or indirect guarantees or similar agreements by the Company in respect of, and all of the Company’s obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kinds described in clauses (i) through (v) above; and

(vii)         any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (i) through (vi) above.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Holders” means each of parties that have executed the Company’s form of Exchange Agreement dated as of [ ], 2012.

“Initial Securities” means the $[ ] aggregate principal amount of Securities issued under this Indenture on the Issue Date.

“Interest Payment Date” means each February 1 and August 1 of each year, beginning August 1, 2012.

“Issue Date” means the date the Securities are originally issued as set forth on the face of the Security under this Indenture.

“Last Reported Sale Price” means, on any date, the closing sale price per share of the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall mean the last quoted bid price for the Common Stock in the over-the-counter market on such date as reported by the National Quotation Bureau Incorporated or any similar organization.  If the Common Stock is not so quoted, the “Last Reported Sale Price” shall mean the average of the mid-point of the last bid and ask prices for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

“Market Disruption Event” means (i) a failure by the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any Scheduled Trading Day for the Common Stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity,” when used with respect to any Security, means the date on which the principal or Fundamental Change Purchase Price of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity or Fundamental Change Purchase Date, by declaration of acceleration or otherwise.

“Measurement Period” has the meaning specified in Section 6.01(a).

“Notice of Default” has the meaning specified in Section 7.01.

“Observation Period” with respect to any Security tendered for conversion means: (i) if the related Conversion Date is on or after December 1, 2013 (whether or not such date is a Business Day), the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day prior to Stated Maturity; and (ii) in all other instances, the 20 consecutive Trading Days beginning on, and including, the second Scheduled Trading Day following the related Conversion Date.

“Officers’ Certificate” means a certificate signed by the Chief Executive Officer, the President or the Chief Financial Officer, and by the Treasurer or the Secretary, of the Company, and delivered to the Trustee.  One of the officers signing an Officers’ Certificate given pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel who may be external or in-house counsel for the Company, reasonably acceptable to the Trustee.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)            Securities theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;

(ii)           Securities, or portions thereof, for the payment of which or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be purchased prior to the maturity thereof, notice of such purchase shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice;

(iii)          Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture; and

(iv)          Securities converted pursuant to Article 6;

provided, however, that, in determining whether the Holders of the requisite Principal Amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Notwithstanding the foregoing, Securities that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor of the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the Principal Amount of, interest on, including Additional Interest, or Fundamental Change Purchase Price of, any Securities on behalf of the Company.  The Trustee shall be the initial Paying Agent.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Securities” means permanent certificated Securities in registered form issued in denominations of $1,000 Principal Amount and multiples thereof.

“Principal Amount” of a Security means the Principal Amount as set forth on the face of the Security.

“Publicly Traded Securities” means, in respect of a transaction set forth in the definition of Fundamental Change, shares of common stock that are traded on a U.S. national securities exchange or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.

“Record Date” means, with respect to the payment of interest on the Securities, including Additional Interest, if any, the January 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on February 1 and July 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on August 1.

“Reference Property” has the meaning specified in Section 6.07.

 “Representative” means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness (including, without limitation, any agent under the Senior Credit Agreement) or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

 “Responsible Officer” means any officer or authorized representative of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Restricted Global Security” means a Global Security representing Restricted Securities.

“Restricted Security” or “Restricted Securities” has the meaning specified in Section 2.05.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A Information” has the meaning specified in Section 2.03.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security” or “Securities” has the meaning specified in the first paragraph of the Recitals of the Company.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.06.

“Senior Credit Agreement” means, collectively (i) that certain Loan and Security Agreement dated as of October 27, 2009 (as amended and modified pursuant to the First Amendment to Loan and Security Agreement and First Amendment to Guaranty and Security Agreement dated as of December 10, 2010, the Second Amendment to Loan and Security Agreement and Second Amendment to Guaranty and Security Agreement dated as of February 15, 2011, the Third Amendment to Loan and Security Agreement dated as of April 15, 2011, the Fourth Amendment to Loan and Security Agreement and Third Amendment to Guaranty and Security Agreement dated as of December 29, 2011, the Fifth Amendment to Loan and Security Agreement and Fourth Amendment to Guaranty and Security Agreement dated as of April 26, 2012, and the Sixth Amendment to Loan and Security Agreement dated as of [    ], 2012) among Tapco International Corporation, Headwaters Resources, Inc., each of their subsidiaries party thereto, the financial institutions party thereto as lenders, and Bank of America, N.A. as administrative agent (“Agent); (ii) that certain Guaranty and Security Agreement dated as of October 27, 2009 (as amended and modified pursuant to the First Amendment to Loan and Security Agreement and First Amendment to Guaranty and Security Agreement dated as of December 10, 2010, the Second Amendment to Loan and Security Agreement and Second Amendment to Guaranty and Security Agreement dated as of February 15, 2011, the Fourth Amendment to Loan and Security Agreement and Third Amendment to Guaranty and Security Agreement dated as of December 29, 2011, and the Fifth Amendment to Loan and Security Agreement and Fourth Amendment to Guaranty and Security Agreement dated as of April 26, 2011) by the parties thereto in favor of the Agent, and as further amended, modified, supplemented, restated, refinanced, or replaced from time to time; and (iii) the Loan Documents (as defined therein), as amended, modified, supplemented, restated, refinanced or replaced from time to time.

“Senior Indebtedness” means the principal of, and premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing; provided, however, that Senior Indebtedness does not include:

(i)            Indebtedness that expressly provides that such Indebtedness (a) shall not be senior in right of payment to the Securities, (b) shall be equal or junior in right of payment to the Securities, including the 2.50% Convertible Notes and the 16% Convertible Notes or (c) shall be junior in right of payment to any other Indebtedness;

(ii)           any Indebtedness to any majority-owned Subsidiaries, other than Indebtedness to the Subsidiaries arising by reason of guarantees by the Company of Indebtedness of such Subsidiary to a Person that is not a Subsidiary; and

(iii)          Indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business.

“Senior Subordinated Indebtedness” means, with respect to the Company, the Securities and any other Indebtedness that specifically provides that such Indebtedness is to have the same rank as the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligations of the Company that is not Senior Indebtedness.

“Settlement Amount” has the meaning specified in Section 6.03(a).

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Company that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Commission as in effect on the date of this Indenture.

“Spin-Off” has the meaning specified in Section 6.04(c).

“Stated Maturity,” when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security together with accrued and unpaid interest, if any, is due and payable.

“Stock Price” has the meaning specified in Section 6.06(b).

“Stock Transfer Agent” means American Stock Transfer & Trust Company or such other Person as may be designated by the Company as the transfer agent for the Common Stock.

“Subordinated Indebtedness” means, with respect to the Company, any Indebtedness that specifically provides that such Indebtedness is subordinated to the Securities.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.  For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Successor Company” has the meaning specified in Section 8.01(a).

“Trading Day” means, except as provided in Section 6.03(g) hereof, a day on which (i) trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market.  If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or quoted, “Trading Day” means a Business Day.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 Principal Amount of the Securities obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 Principal Amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 original principal amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Transfer Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security in Section 2.02.

“Trigger Event” has the meaning specified in Section 6.04(b).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust

Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S.” means the United States of America.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02.  Compliance Certificates and Opinions.    Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act.  Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)        a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)        a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)        a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.  Form of Documents Delivered to Trustee.     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.  Acts of Holders; Record Dates.

(a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 10.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c)        The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders.  If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 11.01) prior to such first solicitation or vote, as the case may be.  With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d)        The ownership of Securities shall be proved by the Security Register.

(e)        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05.  Notices, Etc., to Trustee and Company.   Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i)            the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its applicable Corporate Trust Office; or

(ii)           the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: General Counsel.

Section 1.06.  Notice to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier, electronic transmission or by telefacsimile, with confirmation of transmission.

Section 1.07.  Conflict with Trust Indenture Act.    If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08.  Effect of Headings and Table of Contents.    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

Section 1.09.  Severability Clause.    In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10.  Benefits of Indenture.    Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11.  Governing Law.    This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof.

Section 1.12.  No Recourse Against Others.    No director, officer, employee, stockholder or Affiliate of the Company from time to time shall have any liability for any obligations of the Company under the Securities or this Indenture.  Each Holder by accepting a Security waives and releases such liability.

ARTICLE 2
SECURITY FORMS

Section 2.01.  Forms Generally.    The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

The Securities shall initially be issued in the form of permanent Global Securities in registered form in substantially the form set forth in this Article.  The aggregate Principal Amount of the Global Securities may from time to time be decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

Section 2.02.  Form of Face of Security.    (a) each Security shall bear the following legend if it is a Restricted Security: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(b)(1) ADOPTED UNDER THE SECURITIES ACT), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM

NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(b)(1) ADOPTED UNDER THE SECURITIES ACT), FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(b)   Each Security that is a Global Security shall bear the following legend: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(c) The face of each Security shall be substantially in the following form:

[•]% Convertible Senior Subordinated Notes due 2016

No.	CUSIP NO.	42210PAR3
U.S.$

Headwaters Incorporated, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [      ], the principal sum of [                                            ] United States Dollars ($[      ]) (which amount may from time to time be decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on February 1, 2016.  Payment of the principal of this Security shall be made by check mailed to the address of the Holder of this Security specified in the register of Securities, or, at the option of the Company, by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

The issue date of this Security is [•], 2012.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Security and to require the Company to purchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HEADWATERS INCORPORATED

By:
Authorized Signatory

Section 2.03.  Form of Reverse of Security.  The reverse of each Security shall be substantially in the following form:

HEADWATERS INCORPORATED

[•]% Convertible Senior Subordinated Notes due 2016

This Security is one of a duly authorized issue of Securities of the Company, designated as its [•]% Convertible Senior Subordinated Notes due 2016 (the “Securities”), all issued or to be issued under and pursuant to an Indenture dated as of [•], 2012 (the “Indenture”), between the Company and Wells Fargo Bank, National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.

Interest.  The Securities will bear interest at a rate of [•]% per year until Maturity. Interest on the Securities will accrue from [•], 2012, or from the most recent date on which interest has been paid.  Interest will be payable semiannually in arrears on February 1 and August 1, beginning August 1, 2012, and at Maturity.

Interest will be paid to the person in whose name a Security is registered at the close of business on the January 15 (whether or not a Business Day) or July 15 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date. Interest on the Securities will be computed on the basis of a 360-day year composed of twelve 30-day months.

Ranking.  The Securities rank equally in right of payment with all the Company’s existing and future unsecured Senior Subordinated Indebtedness and are senior in right of payment to all of the Company’s existing and future Subordinated Indebtedness, if any, as set forth in the Indenture.  The Securities will rank junior to all existing and future Senior Indebtedness.

Redemption at the Option of the Company.  The Company may not redeem any of the Securities at its option prior to maturity.

Purchase by the Company at the Option of the Holder Upon a Fundamental Change.  Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to purchase the Securities if a Fundamental Change occurs at any time prior to Stated Maturity at 100% of the Principal Amount plus accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Fundamental Change Purchase Date, which amount will be paid in cash.

Withdrawal of Fundamental Change Purchase Notice.  Holders have the right to withdraw, in whole or in part, any Fundamental Change Purchase Notice,

as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

Payment of Fundamental Change Purchase Price.  If cash sufficient to pay the Fundamental Change Purchase Price of all Securities or portions thereof to be purchased on a Fundamental Change Purchase Date is deposited with the Paying Agent on the Fundamental Change Purchase Date, such Securities will cease to be outstanding and interest will cease to accrue on such Securities (or portions thereof) on such Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price upon surrender of such Security).

Conversion.  Subject to and in compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Security set forth in Article 6 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such principal which is $1,000 or a multiple thereof, into, subject to Section 6.01 of the Indenture, cash and shares of Common Stock, if any, at the Conversion Rate.  The Conversion Rate is initially 33.9236 shares of Common Stock per $1,000 Principal Amount of Securities (equivalent to a conversion price of approximately $29.48), subject to adjustment in certain events described in the Indenture.  Upon conversion, the Company will pay cash and shares of Common Stock, if any, based on a Settlement Amount calculated on a proportionate basis for each day of the applicable Observation Period, as set forth in the Indenture.  No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion.  Securities in respect of which a Holder is exercising its right to require purchase on a Fundamental Change Purchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, purchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

If an Event of Default shall occur and be continuing, the Principal Amount plus interest, including Additional Interest, if any, through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, the Trustee shall not have received from the Holders of a majority in Principal Amount of Outstanding Securities a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the Principal Amount or Fundamental Change Purchase Price hereof, or interest hereon, on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount or Fundamental Change

Purchase Price of, and interest, including Additional Interest, if any, on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations (including transfer restrictions) therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form in denominations of $1,000 and any multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth.  Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

If you want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                                                agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note:  Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date set forth on the face of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

[Check One]

(1)	☐	to the Company or a subsidiary thereof; or
(2)	☐	to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act; or
(3)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) is checked, the Company may require (and shall deliver to the Trustee and the Security Registrar), prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note:  Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

NOTICE:  To be executed by an executive officer.

CONVERSION NOTICE

If you want to convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or a multiple of $1,000):

$

If you want the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note:  Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Section 2.04.  Form of Trustee’s Certificate of Authentication.  This is one of the Securities referred to in the within-mentioned Indenture.

Dated:	Wells Fargo Bank, National Association, as Trustee

By
Authorized Signatory

Section 2.05.  Legend on Restricted Securities.  Prior to the expiration of the holding period applicable to sales thereof under Rule 144(b)(1) under the Securities Act (or any successor provision), any Security, including any Security issued in exchange therefor or in lieu thereof, shall be deemed a “Restricted Security” and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02; provided, however, that the term “Restricted Security” shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.06.  All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02.  Except as provided in Section 3.06 and 0, the Trustee shall not issue any unlegended Security until it has received an Officers’ Certificate from the Company directing it to do so.

ARTICLE 3
THE SECURITIES

Section 3.01.  Title and Terms; Payments.  The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture is initially limited to $[•], except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.05, 3.05, 3.06, 3.07 or 5.05.

The Securities shall be known and designated as the “[•]% Convertible Senior Subordinated Notes due 2016” of the Company.  The Principal Amount shall be payable at Stated Maturity.

Additional Securities ranking pari passu with the Initial Securities may be created and issued from time to time by the Company without notice to or consent of the Holders of the Initial Securities and shall be consolidated with and form a single class with the Initial Securities and shall have the same terms as to status, redemption or otherwise as the Initial Securities.  Any Additional Securities shall be issued with the benefit of an indenture supplemental to this Indenture.

The Principal Amount of and interest (including any Additional Interest) on Global Securities registered in the name of The Depository Trust Company or its nominee shall be paid by wire transfer in immediately available funds to The Depository Trust Company or its nominee, as applicable, as the registered Holder of such Global Security.

The Principal Amount of Physical Securities shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose.  Interest (including Additional Interest, if any) on Physical Securities will be payable (i) to Holders having an aggregate Principal Amount of $1,000,000 or less of Securities, by check mailed to such Holders at the address set forth in the Security Register and (ii) to Holders having an aggregate Principal Amount of more than $1,000,000 of Securities, either by check mailed to such Holders or, upon application by a Holder to the Security Registrar not later than the relevant Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary.

If any Interest Payment Date (other than an Interest Payment Date coinciding with Stated Maturity or earlier Fundamental Change Purchase Date) of a Security falls on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. If Stated Maturity or earlier Fundamental Change Purchase Date would fall on a day that is not a Business Day, the required payment of interest, if any, and Principal Amount (and Additional Interest, if any), shall be made on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after Stated Maturity or earlier Fundamental Change Purchase Date to such next succeeding Business Day.  If a Record Date is not a Business Day, the Record Date will be unaffected.

Section 3.02.  Ranking.  The Securities constitute the Senior Subordinated Indebtedness of the Company, as set forth in Article 9 hereof.

Section 3.03.  Denominations.  The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 and any multiple of $1,000 above that amount.

Section 3.04.  Execution, Authentication, Delivery and Dating.  The Securities shall be executed on behalf of the Company by its Chief Executive Officer, its President, its Chief Financial Officer or its Treasurer.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in a resolution of the Board of Directors, supplemental indenture of Officers’ Certificate, upon receipt by the Trustee of a Company Order.  The Company Order may provide that the Securities that are the subject thereof shall be authenticated and delivered by the Trustee upon the written order of Persons designated in the Company Order, and that such Persons are authorized to specify the terms and conditions of such Securities, to the extent permitted by the Board Resolutions, Officers’ Certificate and/or supplemental indenture (if any) relating thereto.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 3.05.  Temporary Securities.  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, that any such temporary Securities shall bear legends on the face of such Securities as set forth in Section 2.02.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Physical Securities of authorized denominations.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Physical Securities.

Section 3.06.  Registration; Registration of Transfer and Exchange; Restrictions on Transfer.

(a)                                  The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Trustee is hereby appointed “Security Registrar” (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Security bearing such restrictive legends as may be required by this Indenture (including Section 2.02, 2.05, 3.06(b) and 3.10).

At the option of the Holder and subject to the other provisions of this Section 3.06 and to Section 3.10, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.  As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such securities.

Except as provided in the following sentence and in Section 3.10, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legends required by Sections 2.02 and 2.05, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) an Officers’ Certificate stating that the Security is not a Restricted Security and may be issued without such legend thereon.  Securities that are issued upon registration of transfer of, or in exchange for, Securities that are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.05 not involving any transfer.

Neither the Company nor the Security Registrar shall be required to exchange or register a transfer of any Security (i) that has been surrendered for conversion or (ii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, except that where such Fundamental Change Purchase Notice provides that such Security is to be purchased only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be purchased.

(b)                                 Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Sections Section 2.02 and 2.05, unless such restrictions on transfer shall be terminated in accordance with this Section 3.06(b) or Section 3.10.  The Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.

The restrictions imposed by this Section 3.06 and by Section 2.02, 2.05 and 3.10 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers’ Certificate stating that such Restricted Security has been sold pursuant to an effective Resale Registration Statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto).  Any Restricted Security as to which the Company has delivered to the Trustee an Officers’ Certificate stating that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.06, be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legends required by Section 2.02 and 2.05.  The Company shall inform the Trustee in writing of the effective date of any resale registration statement registering the Securities under the Securities Act.  The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned resale registration statement.

As used in the preceding two paragraphs of this Section 3.06, the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

(c)                                  Neither the Trustee, the Security Registrar nor any of their respective agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.

Section 3.07.  Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company and the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.07, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 3.07 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08.  Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company, the Trustee or the Security Registrar may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal of such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, the Security Registrar nor any agent of the Company, the Trustee or the Security Registrar shall be affected by notice to the contrary.

Section 3.09.  Book-Entry Provisions for Global Securities.

(a)                                  The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in Section 2.02.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b)                                 Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities, upon the request of a participant of the Depositary by written notice given to the Trustee by or on behalf of the Depositary, in accordance with the rules and procedures of the Depositary and the provisions of Section 3.10.  In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (i) such Depositary has notified the Company that the Depositary (A) is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification, (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Trustee has received a request from the Depositary that Physical Securities be issued or (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Securities, subject to applicable procedures of the Depositary; provided that Holders of Physical Securities offered and sold in reliance on Rule 144A shall have the right, subject to applicable law, to request that such Securities be exchanged for interests in the applicable Global Security.

(c)                                  In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b) above, the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

(d)                                 In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b) above, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate Principal Amount of Physical Securities of authorized denominations and the same tenor.

(e)                                  Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (c) or (d) above shall, except as otherwise provided by paragraph (c) of Section 3.10, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth on the face of the form of Security in Section 2.02.

(f)                                    The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

Section 3.10.  Cancellation and Transfer Provisions.  The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any

Securities previously authenticated hereunder which the Company has not issued and sold.  The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion (pursuant to Article 6 hereof) or cancellation in accordance with its customary practices (subject to the record retention requirements of the Exchange Act).  The Trustee shall deliver a certificate of such cancellation to the Company upon request.  If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.  The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

(a)                                  Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:

(i)                       the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)                    if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and an increase in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

(b)                                 Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Securities not bearing the legends required by Section

2.02 and 2.05, the Security Registrar shall deliver Securities that do not bear such legends.  Upon the registration of transfer, exchange or replacement of Securities bearing the legends required by Section 2.02 and 2.05, the Security Registrar shall deliver only Securities that bear such legends unless there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(c)                                  General.  By its acceptance of any Security bearing the legends required by Section 2.02 and 2.05, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.

The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.10.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

Section 3.11.  CUSIP Numbers.  In issuing the Securities, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.  Payment of Principal and Interest.  The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

Section 4.02.  Maintenance of Office or Agency.  The Company shall maintain an office or agency where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as paying agent, Security Registrar, Custodian and conversion agent at the Corporate Trust Office.

So long as the Trustee is the Security Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 10.11(a) and the third paragraph of Section 10.12.  If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Holders of Securities it can identify from its records.

Section 4.03.  Provisions as to Paying Agent.

(a)                                  If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.03:

(i)                       that it will hold all sums held by it as such agent for the payment of the principal of or interest, including Additional Interest, if any, on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities;

(ii)                    that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest, including Additional Interest, if any, on the Securities when the same shall be due and payable; and

(iii)                 that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of or interest, including Additional Interest, if any, on the Securities, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the paying agent by 11:00 a.m. New York City time, on such date.

(b)                                 If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest, including Additional Interest, if any, so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Securities) to make any payment of the principal of or interest, including Additional Interest, if any, on the Securities when the same shall become due and payable.

(c)                                  Anything in this Section 4.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 4.03, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

(d)                                 Anything in this Section 4.03 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.03 is subject to Section 12.03 and Section 12.04.

The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

Section 4.04.  Rule 144A Information Requirement.  Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial holder of the Securities or such Common Stock, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time.

Section 4.05.  Resale of Certain Securities.  Prior to the expiration of the holding period applicable to sales thereof under Rule 144(b)(1) under the Securities Act (or any successor provision), the Company shall not, and shall not permit any of its “affiliates” within its “control” (each as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell any Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.  The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

Section 4.06.  Commission Filings.  Subject to the requirements of §314(a) of the Trust Indenture Act, the Company will deliver to the Trustee within 15 days after the Company is required to file the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and shall otherwise comply with the requirements of § 314(a) of the Trust Indenture Act.  To the extent any such information, documents and reports are filed by the Company electronically on the Commission’s Electronic Data Gathering and Retrieval System (or any successor system), notice thereof shall be delivered promptly to the Trustee, upon which such information, documents and reports shall be deemed delivered to the Trustee.

Section 4.07.  Book-Entry System.  If the Securities cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Securities.

Section 4.08.  Compliance Certificate.  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions, covenants and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) or has been in default during the previous year and, if the Company shall be in default, or shall have been in default during the previous year, specifying all such defaults and the nature and the status thereof of which the signers may have knowledge.

The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

Any notice required to be given under this Section 4.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

ARTICLE 5
FUNDAMENTAL CHANGES AND PURCHASES THEREUPON

Section 5.01.  Purchase at Option of Holders Upon a Fundamental Change.

(a)                                  Generally.  If a Fundamental Change occurs at any time prior to the Maturity of the Securities, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Securities, or any portion of the Principal Amount thereof, that is equal to $1,000 or a multiple of $1,000, on a date specified by the Company that is no later than the 30th calendar day following the date of the Fundamental Change Company Notice (as defined below) (the “Fundamental Change Purchase Date”), at a purchase price equal to 100% of the Principal Amount thereof, together with accrued and unpaid interest thereon, including Additional Interest, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if a Fundamental Change Purchase Date is between a Record Date and the Interest Payment Date related thereto, interest, including Additional Interest, if any, for the full interest period to such Interest Payment Date and payable in respect of such Interest Payment Date (irrespective of the actual Fundamental Change Purchase Date) shall be payable to the Holders of record as of the corresponding Record Date.

Purchases of Securities under this Section 5.01 shall be made, at the option of the Holder thereof, upon:

(i)                       delivery to the Paying Agent by a Holder, prior to 10:00 a.m., New York City time, on or before the Business Day immediately preceding the Fundamental Change Purchase Date, of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Securities or otherwise specifying:

(A)                          if certificated, the certificate numbers of Securities to be delivered for purchase;

(B)                            the portion of the Principal Amount of Securities to be purchased, which must be $1,000 or a multiple thereof, provided that the remaining Principal Amount of Securities is an authorized denomination; and

(C)                            that the Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and the Indenture; and

(ii)                    delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) (together with all necessary endorsements) at any time prior to 10:00 a.m., New York City time, on or before the Business Day immediately preceding the Fundamental Change Purchase Date, at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 5.01 only if the Securities so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

Any purchase by the Company contemplated pursuant to the provisions of this Section 5.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of the book-entry transfer or delivery of the Securities.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Purchase Notice contemplated by this Section 5.01 shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 5.03 below.

The Company will not be required to make an offer to purchase the Securities upon a Fundamental Change if a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in this Article 5 applicable to an offer by the Company to purchase the Securities upon a Fundamental Change and such third party purchases all Securities validly tendered and not withdrawn upon such offer.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b)                                 Fundamental Change Company Notice.  On or before the 15th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof.  Such mailing shall be by first class mail.  Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(i)                                   the events causing a Fundamental Change;

(ii)                                the date of the Fundamental Change;

(iii)                             the last date on which a Holder may exercise the purchase right;

(iv)                             the Fundamental Change Purchase Price;

(v)                                 the Fundamental Change Purchase Date (which shall be no earlier than 15 days after the date of the Fundamental Change Company Notice);

(vi)                              the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)                           if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii)                       if applicable, that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with Section 5.03; and

(ix)                                the procedures that Holders must follow to require the Company to purchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Securityholders’ purchase rights or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 5.01.

(c)                                  No Payment During Events of Default.  There shall be no purchase of any Securities pursuant to this Section 5.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default that is cured by the payment of the Fundamental Change Purchase Price of the Securities).  The Paying Agent will promptly return to the respective Holders thereof any Securities (i) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (ii) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Fundamental Change Purchase Price with respect to such Securities) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(d)                                 Payment of Fundamental Change Purchase Price.  The Securities to be purchased pursuant to this Section 5.01 shall be paid for in cash.

Section 5.02.  Effect of Fundamental Change Purchase Notice.  Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 5.01(a), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 5.01(a) have been satisfied) and (y) the time of book-entry transfer or the delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 5.01(b).

Section 5.03.  Withdrawal of Fundamental Change Purchase Notice.

(a)                                  A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the

Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(i)                                     the name of the Holder;

(ii)                                  the Principal Amount of the Securities with respect to which such notice of withdrawal is being submitted, which must be an integral multiple of $1,000;

(iii)                               if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and

(iv)                              the Principal Amount of such Securities that remains subject to the original Fundamental Change Purchase Notice, which portion must be in Principal Amounts of $1,000 or a multiple of $1,000;

provided, however, that if Physical Securities have not been issued, the notice must comply with appropriate procedures of the Depositary.

Section 5.04.  Deposit of Fundamental Change Purchase Price.  Prior to 10:00 a.m. (local time in The City of New York) on the Fundamental Change Purchase Date, subject to extension to comply with applicable law, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price, of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date.  The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 5.04.  If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture as of the Business Day following the Fundamental Change Purchase Date, then effective on the Fundamental Change Purchase Date, (a) such Security shall cease to be outstanding and interest, including Additional Interest, if any, will cease to accrue thereon (whether or not book-entry transfer of such Security is made or such Security is delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest, including Additional Interest, if any, upon delivery or book-entry transfer of such Security, or interest payable on the related Interest Payment Date, if the Fundamental Change Purchase Date occurs between the Record Date and such Interest Payment Date, as applicable).

Section 5.05.  Securities Purchased in Whole or in Part.  Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

Section 5.06.  Covenant to Comply With Securities Laws Upon Purchase of Securities.  In connection with any offer to purchase Securities under Section 5.01 (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 5.01 to be exercised in the time and in the manner specified in Section 5.01.

Section 5.07.  Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, including Additional Interest, if any, or dividends, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.04 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then as soon as practicable following the Fundamental Change Purchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

ARTICLE 6
CONVERSION

Section 6.01.  Right to Convert.

(a)                                  Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to convert the Principal Amount of any such Securities, or any portion of such Principal Amount which is $1,000 or a multiple of $1,000 thereof at the Conversion Rate then in effect, (x) on or after December 1, 2015 through the close of business on the third

Business Day immediately preceding Stated Maturity and (y) prior to the close of business on the Business Day immediately preceding December 1, 2015, but only upon the satisfaction of any of the following conditions and only during the periods set forth below:

(i)                                     A Holder may surrender all or a portion of its Securities for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after June 30, 2012, if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on each applicable Trading Day.

(ii)                                  A Holder may surrender its Securities for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 Principal Amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 6.01(a)(ii), for each day of such period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.  In connection with any conversion in accordance with this Section 6.01(a)(ii), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless requested by the Company; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.  Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 Principal Amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.  If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, the Trading Price per $1,000 Principal Amount of Securities will be deemed to be less than 98% of the product of the last reported sale price on each day the Company fails to do so.

(iii)                               In the event that the Company elects to:

(A)                issue to all or substantially all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of

Common Stock at less than the average of the Last Reported Sale Prices of a share of Common Stock for the 10 consecutive Trading-Day period ending on the Business Day preceding the announcement of such issuance; or

(B)                  distribute to all or substantially all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Company’s Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Business Day preceding the declaration date for such distribution, then, in each case, the Company shall notify the Holders, in the manner provided in Section 1.06, at least 25 Scheduled Trading Days prior to the Ex-Date for such distribution. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex-Date or the Company’s announcement that such distribution will not take place, even if the Securities are not otherwise convertible at such time.

(iv)                              (A) If the Company is party to a transaction described in clause (2) of the definition of Fundamental Change (without, for the avoidance of doubt, giving effect to the exception in the last paragraph of the definition thereof relating to Publicly Traded Securities), the Company shall notify Holders, in the manner provided in Section 1.06, at least 30 Scheduled Trading Days prior to the anticipated effective date for such transaction. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until 15 calendar days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, the related Fundamental Change Purchase Date).

(B) In addition, if a Fundamental Change of the type described in clauses (1) and (4) in the definition thereof occurs, Holders may surrender all or a portion of their Securities for conversion at any time beginning on the actual effective date of such Fundamental Change until and including the date that is 30 calendar days after the actual effective date of such transaction or, if later, until the related Fundamental Change Purchase Date.

(b)                                 Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s option to require the Company to purchase such Security may be surrendered for conversion only if such notice of exercise is withdrawn in accordance with Article 5 hereof prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date.

Section 6.02.  Conversion Procedure.

(a)                                  Each Security shall be convertible at the office of the Conversion Agent.

(b)                                 In order to exercise the conversion privilege with respect to any beneficial interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by Section 6.03(d) and any transfer taxes if required pursuant to Section 6.07 and the Trustee or Conversion Agent must be informed of the conversion in accordance with customary practice of the Depositary.  In order to exercise the conversion privilege with respect to any Securities in certificated form that are not Global Securities, the Holder of any such Securities to be converted, in whole or in part, shall:

(i)                                   complete and manually sign the conversion notice provided on the back of the Security (the “Conversion Notice”) or a facsimile of the conversion notice and deliver such Conversion Notice, which is irrevocable, to the Conversion Agent;

(ii)                                surrender the Security to the Conversion Agent;

(iii)                             if required, furnish appropriate endorsements and transfer documents;

(iv)                              if required, pay any transfer or similar taxes; and

(v)                                 if required, make any payment required under Section 6.03(d).

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.”  The Trustee will, as promptly as possible, and in any event within two (2) Business Days, provide the Company with notice of any conversion exercises by Holders of which a Responsible Officer becomes aware.

(c)                                  Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued.  All such Securities surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(d)                                 On the third Business Day immediately following the last day of the Observation Period, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Securities (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office of the Conversion Agent, a check or cash and a certificate or certificates for the number of full shares of Common Stock issuable in accordance with the provisions of this Article 6, if applicable.  In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to him, new Securities in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Securities.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) on the date on which the requirements set forth above in this Section 6.02 have been satisfied as to such Securities (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Holder of record of the shares represented thereby; provided, however, that in case of any such surrender on any date when the stock transfer books of the Company shall be closed, the person or persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the record Holder thereof for all purposes on the next day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Securities shall be surrendered.

(e)                                  Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(f)                                    Each stock certificate representing Common Stock issued upon conversion of the Securities that are Restricted Securities shall bear the legend in substantially the form of Exhibit B hereto.

Section 6.03.  Payments Upon Conversion.

(a)                                  Upon any conversion of any Security, the Company shall deliver to converting Holders, in respect of each $1,000 Principal Amount of Securities being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the applicable Observation Period for such Security.

(b)                                 The “Daily Settlement Amount” for each of the 20 Trading Days during the Observation Period shall consist of:

(i)                                     cash equal to the lesser of (x) one-twentieth of $1,000 and (y) the Daily Conversion Value for such Trading Day, and

(ii)                                  to the extent the Daily Conversion Value exceeds one-twentieth of $1,000, a number of shares of Common Stock equal to (x) the difference between the Daily Conversion Value and one-twentieth of $1,000, divided by (y) the Daily VWAP for such day.

(c)                                  Subject to clauses (d) and (e) below, upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest, including Additional Interest, if any, unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates.

(d)                                 If Securities are converted after 5:00 p.m., New York City time, on a Record Date for the payment of interest, Holders of such Securities at 5:00 p.m., New York City time, on such Record Date will receive the interest and Additional Interest, if any, payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion.  Securities surrendered for conversion during the period from 5:00 p.m., New York City time, on any Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest and Additional Interest, if any, payable on the Securities so converted; provided that no such payment need be made (i) if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the third Trading Day after the corresponding Interest Payment Date; (ii) for conversions on or following December 1, 2015; or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

(e)                                  If a Holder converts some or all of its Securities into Common Stock when there exists a Registration Default with respect to the Common Stock, the Holder will not be entitled to receive Additional Interest on such Common Stock. Such Holder will receive, on the third Business Day following the last day of the related Observation Period, all accrued and unpaid Additional Interest to the Conversion Date.

(f)                                    The Company shall not issue fractional shares of Common Stock upon conversion of Securities.  If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate Principal Amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered.  If any fractional share of stock would be issuable upon the conversion of any Securities, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the Daily VWAP of the Common Stock on the final Trading Day of the applicable Observation Period.

(g)                                 For purposes of this Section 6.03, and notwithstanding the definitions contained in Section 1.01, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.  If the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or quoted, “Trading Day” means a Business Day.

Section 6.04.  Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment if Holders of Securities participate, as a result of holding the Securities, in the transactions described below without having to convert their Securities.

(a)                                  If the Company, at any time or from time to time while any of the Securities are outstanding, exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Date of such dividend or distribution, or the effective date of such share split or share combination, as applicable;

CR	=	the Conversion Rate in effect immediately after such Ex-Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such Ex-Date or effective date; and

OS	=	the number of shares of Common Stock outstanding immediately after such Ex-Date or effective date.

Such adjustment shall become effective immediately after the opening of business on the day following the record date for such dividend or distribution, or the date fixed for determination for such share split or share combination.  If any dividend or distribution of the type described in this Section 6.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Company, at any time or from time to time while any of the Securities are outstanding, issues to all holders of Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula (provided, that the Conversion Rate will be readjusted to the extent such rights or warrants are not exercised prior to their expiration):

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Date for such issuance;

CR	=	the Conversion Rate in effect immediately after such Ex-Date;

OS0	=	the number of shares of Common Stock outstanding immediately after such Ex-Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights; and

Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of the issuance of such rights.

To the extent such rights or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors of the Company.

For the purposes of this Section 6.04(b), rights or warrants distributed by the Company to all holders of Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.04(b), (and no adjustment to the Conversion Rate under this Section 6.04(b) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 6.04(b).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 6.04(b) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, the Conversion Rate shall be readjusted upon such final purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all applicable holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

(c)                                  If the Company, at any time or from time to time while the Securities are outstanding, distributes shares of any class of Capital Stock of the Company, evidences of Indebtedness or other assets or property of the Company to all holders of its Common Stock, excluding:

(i)                                     dividends or distributions referred to in Section 6.04(a);

(ii)                                  rights or warrants referred to in Section 6.04(b);

(iii)                               dividends or distributions paid exclusively in cash; and

(iv)                              Spin-Offs (as defined below) to which the provisions set forth below in this clause 6.04(c) shall apply;

then the Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Date for such distribution;

CR	=	the Conversion Rate in effect immediately after such Ex-Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Business Day immediately preceding the Ex-Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors of the Company) of the shares of Capital Stock,

evidences of Indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock on the Record Date for such distribution.

Such adjustment shall become effective immediately prior to the opening of business on the day following the record date for such distribution.  If the Board of Directors of the Company determines the Fair Market Value of any distribution for purposes of this Section 6.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock.

With respect to an adjustment pursuant to this Section 6.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the effective date of the Spin-Off shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the effective date of the adjustment;

CR	=	the Conversion Rate in effect immediately after the effective date of the adjustment;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off.

The adjustment to the Conversion Rate under the preceding paragraph will occur on the tenth Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days following the effective date of any Spin-Off, references within this Section 6.04(c) to “10 days” shall be deemed replaced with such lesser number of Trading

Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

(d)                                 If any cash dividend or other distribution is made to all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Date for such distribution;

CR	=	the Conversion Rate in effect immediately after the Ex-Date for such distribution;

SP0	=	the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

(e)                                  If the Company or any Subsidiary makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect on the date the tender or exchange offer expires;

CR	=	the Conversion Rate in effect on the day next succeeding the date the tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires; and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 6.04(e) shall occur on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days beginning on the Trading Day next succeeding the date the tender or exchange offer expires, references within this Section 6.04(e) to “10 days” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Trading Day next succeeding the date the tender or exchange offer expires and the Conversion Date in determining the applicable Conversion Rate.

If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange had not been made.

(f)                                    No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate.  If the adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment.  All required calculations will be made to the nearest cent or 1/1000th of a share of Common Stock.

(g)                                 As used in this Section 6.04, “Ex-Date” shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

(h)                                 For purposes of this Section 6.04, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(i)                                     The Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 days and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to this Section 6.04(i), the Company shall mail to Holders of record of the Securities a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j)                                     The Company may (but is not required to) make such increases in the Conversion Rate, in addition to any adjustments required by Section 6.04(a), 6.04(b), 6.04(c), 6.04(d), 6.04(e) or 6.04(i), as the Board of Directors considers to be advisable to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of stock (or rights to acquire shares) or from any event treated as such for income tax purposes.

(k)                                  All calculations under this Article 6 shall be made by the Company.  No adjustment shall be made for the Company’s issuance of Common Stock or securities convertible into or exchangeable for shares of Common Stock or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 6.04.

(l)                                     Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Securityholder at such Holder’s last address appearing on the list of Securityholders provided for in Section 3.06, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m)                               For purposes of this Section 6.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(n)                                 No adjustment to the Conversion Rate shall be made pursuant to this Section 6.04 if the Holders of the Securities may participate in the transaction (based on the Conversion Rate) that would otherwise give rise to an adjustment pursuant to this Section 6.04 without having to convert their Securities.

(o)                                 Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the Conversion Rate (other than as a result of a stock split or a stock dividend), no adjustment to the Conversion Rate shall be made.

(p)                                 Notwithstanding anything to the contrary in this Article 6, no adjustment to the Conversion Rate shall be made:

(i)                                   upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)                                upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any Subsidiary;

(iii)                             upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (ii) above outstanding as of the date the Securities were first issued;

(iv)                              for a change in the par value of the Common Stock;

(v)                                 for accrued and unpaid interest, including Additional Interest, if any; or

(vi)                              for the avoidance of doubt, for the issuance of Common Stock by the Company (other than to all or substantially all holders of

Common Stock) or the payment of cash by the Company upon conversion or repurchase of Securities.

Section 6.05.  Adjustments of Average Prices.  Whenever a provision of this Indenture requires the calculation of an average of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which the average is to be calculated.

Section 6.06.  Adjustments Upon Certain Fundamental Changes.

(a)                                  If (i) a Holder elects to convert Securities as described in Section 6.01(a)(iv) in connection with a corporate transaction as specified thereunder and such corporate transaction constitutes a Fundamental Change described in clause (1) or (2) of the definition thereof, the Conversion Rate will be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below.  Any conversion will be deemed to have occurred “in connection with” such Fundamental Change only if such Securities are surrendered for conversion at a time when the Securities would be convertible in light of the expected or actual occurrence of a Fundamental Change and notwithstanding the fact that a Security may then be convertible because another condition to conversion has been satisfied.

(b)                                 The number of Additional Shares by which the Conversion Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in the Fundamental Change.  If the Fundamental Change is a transaction described in clause (2) of the definition thereof, and holders of Common Stock receive only cash in such Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the five Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.

(c)                                  The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted.

The number of Additional Shares set forth in such table will be adjusted in the same manner as the Conversion Rate as set forth in Section 6.04.

(d)                                 The table in Schedule A hereto sets forth the hypothetical stock price, the Effective Date and the number of Additional Shares to be added to the Conversion Rate per $1,000 Principal Amount of Securities.

The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i)                                     If the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year.

(ii)                                  If the Stock Price is greater than $[•] per share (subject to adjustment in the same manner as the Conversion Rate as set forth in Section 6.04), no Additional Shares will be added to the Conversion Rate.

(iii)                               If the Stock Price is less than $[•] per share (subject to adjustments in the same manner as the Conversion Rate as set forth in Section 6.04), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed [•] shares of Common Stock per $1,000 Principal Amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 6.04.

Section 6.07.  Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.  If any of the following events occur:

(i)                                     any recapitalization, reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 6.04(c));

(ii)                                  any consolidation, merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any recapitalization, reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in outstanding shares of Common Stock; or

(iii)                               any sale, lease or other transfer of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries to any other Person or any statutory share exchange; in each case of clauses (i) — (iii) as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or any combination of the foregoing) with respect to or in exchange for such Common Stock, then at the effective time of such transaction, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that the Securities shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) receivable upon such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease or other transfer by a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease or other transfer (the “Reference Property”).  However, if, at the effective time of such transaction, settlement of Securities converted were to be in cash and shares of Common Stock as described under Section 6.03, a Securityholder will be entitled thereafter to convert its Securities into cash (up to the aggregate Principal Amount thereof) and the same type (and in the same proportion) of Reference Property, based on the Settlement Amount, in an amount equal to the applicable Conversion Rate, as described under Section 6.03.  If the transaction causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any from of stockholder election), the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election.  However, at and after the effective time of the transaction, the amount otherwise payable in cash upon conversion of the Securities will continue to be payable in cash, and the Daily Conversion Value shall be calculated based on the value of the Reference Property.  The Company shall not become a party to any such transaction unless its terms are consistent with this Section 6.07.  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 6.  If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease or other transfer, the stock, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, other securities or other property or assets (including cash or any combination thereof) of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Security Registrar, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.  The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.  If this Section 6.07 applies to any event or occurrence, Section 6.04 shall not apply.

Section 6.08. Taxes on Shares Issued.  Any issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 6.09.  Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder).

Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 6.10. Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Securityholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 6.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 6.07 relating either to the kind or amount of shares of stock or securities or property (including cash or any combination thereof) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 6.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 10.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 6.11.  Notice to Holders Prior to Certain Actions.  In case:

(a)                                  the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 6.04; or

(b)                                 the Company shall authorize the granting to the holders of all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c)                                  of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company or any of its Significant Subsidiaries; or

(d)                                 of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Significant Subsidiaries;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Securityholder at such Holder’s address appearing on the list of Securityholders provided for in Section 3.06 of this Indenture, as promptly as practicable but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 6.12.  Stockholder Rights Plan.  Each share of Common Stock issued upon conversion of Securities pursuant to this Article 6 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time.  If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidence of indebtedness or assets as provided in Section 6.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 6.13.  Company Determination Final.  Any determination that the Company or its Board of Directors must make pursuant to this Article 6 shall be conclusive if made in good faith and in accordance with the provisions of this Article 6, absent manifest error, and set forth in a Board Resolution.

ARTICLE 7
EVENTS OF DEFAULT; REMEDIES

Section 7.01.  Events of Default.  “Event of Default,” wherever used herein, means any one of the following events:

(a)                                  default in the payment of interest on any Security when due and payable and the default continues for a period of 30 days;

(b)                                 default in the payment of the Principal Amount of any Security when due and payable at Stated Maturity, upon required repurchase upon a Fundamental Change, upon declaration or otherwise;

(c)                                  failure by the Company to comply with its obligation to convert the Securities into cash and shares of Common Stock, if any, upon exercise of a Holder’s conversion right in accordance with Article 6 hereof, and such failure continues for a period of ten days;

(d)                                 failure by the Company to give a Fundamental Change Company Notice or notice to Holders required pursuant to Section 6.01(a)(iii) or Section 6.01(a)(iv), in each case on the date such notice is due;

(e)                                  failure by the Company to comply with its obligations in Article 8;

(f)                                    default in the observance or performance of any covenant of the Company in this Indenture, and such default continues for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Principal Amount of the Outstanding Securities a written notice, in each case received by the Company (and the Trustee, if applicable), specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(g)                                 failure to pay when due at Stated Maturity, or default by the Company or any Subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument which results in the acceleration of maturity, in each case of any indebtedness for money borrowed in excess of $25,000,000 in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or is hereafter created (but excluding intercompany indebtedness), unless such failure is cured or such acceleration is rescinded, stayed or annulled within 10 days after written notice of default is received by the Company from the Trustee or the Holders of at least 25% in Principal Amount of the Securities then outstanding;

(h)                                 the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or a Significant Subsidiary of the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(i)                                     the commencement by the Company or by a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or of a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by a Significant Subsidiary of the Company in furtherance of any such action; or

(j)                                     a final judgment for the payment of $10 million or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

Section 7.02.  Acceleration of Maturity; Rescission and Annulment.

(a)                                  If an Event of Default (other than those specified in Section 7.01(h) and 7.01(i)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities may (and the Trustee upon request of such Holders shall) declare 100% of the Principal Amount plus accrued and unpaid interest, including Additional Interest, on all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid interest, including Additional Interest, shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 7.01(h) or Section 7.01(i)), the 100% of Principal Amount plus accrued and unpaid interest, including Additional Interest, on all Outstanding Securities will ipso facto become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

(b)                                 At any time after such a declaration of acceleration has been made, the Holders of a majority in aggregate Principal Amount of the Outstanding Securities, by written notice to the Company and the Trustee, may waive all past Defaults and rescind and annul such declaration with respect to the Securities and its consequences (other than with respect to an Event of Default under Sections 7.01(a) or 7.01(b)) if:

(i)                                     such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii)                                  all Events of Default, other than the non-payment of the Principal Amount plus accrued and unpaid interest, including Additional interest, on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.12.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 7.03.  Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if a Default is made in the payment of the Principal Amount plus accrued and unpaid interest, including Additional Interest, at the Maturity thereof or in the payment of the Fundamental Change Purchase

Price in respect of any Security, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amounts required pursuant to Section 7.07.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid interest, including Additional Interest, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.  The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 7.04.  Trustee May File Proofs of Claim.  In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 10.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.05.  Application of Money and Property Collected.  Any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 10.07;

SECOND:  To the payment of the amounts then due and unpaid on the Securities for the Principal Amount, Fundamental Change Purchase Price or interest, including Additional Interest, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and

THIRD:  To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 7.06.  Limitation on Suits.  No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 7.01(a) or Section 7.01(b)), unless:

(i)                                   such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii)                                the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to pursue such remedy in its own name as Trustee hereunder;

(iii)                             such Holder or Holders have provided to the Trustee security or indemnity reasonably satisfactory to it against the expenses, losses and liabilities to be incurred in compliance with such request;

(iv)                              the Trustee for 60 days after its receipt of such notice, request and provision of security or indemnity has failed to institute any such proceeding; and

(v)                                 no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 7.07.  Unconditional Right of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Fundamental Change Purchase Price or accrued and unpaid interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Fundamental Change Purchase Date, as applicable, and to convert the Securities in accordance with Article 6, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 7.08.  Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.09.  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.10.  Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.11.  Control by Holders.  The Holders of a majority in Principal Amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(i)                                     such direction shall not be in conflict with any rule of law or with this Indenture; and

(ii)                                  the Trustee may refuse to follow any such direction that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Section 7.12.  Waiver of Past Defaults.  The Holders of not less than a majority in Principal Amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default:

(i)                                     Described in Section 7.01(a) or Section 7.01(b); or

(ii)                                  in respect of a covenant or provision hereof which under Article 13 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.13.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 7.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Security on or after Maturity of such Security or the Fundamental Change Purchase Price.

Section 7.14.  Waiver of Stay or Extension Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest, including Additional Interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.15.  Notice of Default.  The Trustee may withhold notice to the Holders of the Securities of any Event of Default, except defaults in payment of Principal Amount or interest, including Additional Interest, if any, on the Securities, if and so long as a committee of the trust officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities.

ARTICLE 8
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01.  Company May Consolidate, etc., Only on Certain Terms.  The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person, unless:

(a)                                  the resulting, surviving or transferee Person, if not the Company (the “Successor Company”), is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and the Successor Company (if not the Company itself) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities, this Indenture; and

(b)                                 immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

Section 8.02.  Successor Substituted.  Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the Successor Company formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter.

ARTICLE 9
SUBORDINATION OF THE SECURITIES

Section 9.01.  Agreement of Subordination.  The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 9; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, and the cash portion of the conversion obligation as set forth in Article 6, and any interest on, all Securities (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 5 as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred. The Securities shall rank senior in right of payment to all Subordinated Indebtedness and equal in right of payment to all other Senior Subordinated Indebtedness.

No provision of this Article 9 shall prevent the occurrence of any default or Event of Default hereunder.

Section 9.02.  Payments to Holders.  No payment shall be made with respect to the principal of, or premium on, if any, the cash portion of the conversion obligation, if any, or interest on, the Securities (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 5 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 9.05, if:

(i)                                     a default in the payment of principal, premium, interest, rent or other obligations due on any Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

(ii)                                  a default, other than a payment default, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the

Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Representative or holder of such Designated Senior Indebtedness, unless and until the earlier of (x) the date on which such default is cured or waived or ceases to exist or (y) 179 days after the date on which the Payment Blockage Notice is received.

If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and all scheduled payments on the Securities that have come due have been paid in full in cash.  No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

(a)                                  in the case of a default referred to in clause (i) above, the date upon which the default is cured or waived or ceases to exist, or

(b)                                 in the case of a default referred to in clause (ii) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 9 otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, before any payment is made on account of the principal of, and premium, if any, the cash portion of the conversion obligation, if any, or interest on, the Securities (except payments made pursuant to Article 12 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 9, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture, if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

For purposes of this Article 9, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company, as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 9 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment.  The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 8 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 9.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 8.

In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, and premium, if any, the cash portion of the conversion obligation, if any, or interest on, the Securities by the Company (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 5 as provided in this Indenture), until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture.  If payment of Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

Section 9.03.  Subrogation of Securities.  Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 9 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, and premium, if any, the cash portion of the conversion obligation, if any, and interest on, the Securities shall be paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 9, and no payment over, pursuant to the provisions of this Article 9, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities  or the Trustee shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 9, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Securities.  It is understood that the provisions of this Article 9 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Article 9 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, and premium, if any, the cash portion of the conversion obligation, if any, and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 9 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article 9, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 9.

Section 9.04.  Authorization to Effect Subordination.  Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 9 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes.

Section 9.05.  Notice to Trustee.  The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying

Agent in respect of the Securities pursuant to the provisions of this Article 9.  Notwithstanding the provisions of this Article 9 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 9, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on, any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 9.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.  Notwithstanding anything in this Article 9 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 12, and any such payment shall not be subject to the provisions of Article 9.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 9, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 9, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 9.06.  Trustee’s Relation to Senior Indebtedness.  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 9 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 9, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, except with respect to its express obligations under this Article 9, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 9 or otherwise.

Section 9.07.  No Impairment of Subordination.  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 9.08.  Certain Conversions Deemed Payment.  For the purposes of this Article 9 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 6 shall not be deemed to constitute a payment or distribution on account of the principal of, or premium, if any, the cash portion of the conversion obligation, if any, or interest on, Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Article 6), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security.  For the purposes of this Section 9.08, the term “junior securities” means (a) shares of any stock of any class of the Company or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article.  Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 6.

Section 9.09.  Article Applicable to Paying Agents.  If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the

Trustee; provided, however, that the first paragraph of Section 9.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 9.10.  Senior Indebtedness Entitled to Rely.  The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 9, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

Section 9.11.  Anti-Layering.  The Company shall not incur, directly or indirectly, or otherwise become liable for any Indebtedness which is subordinated or junior in right or payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is Subordinated Indebtedness, provided; however, that nothing in this Section 9.11 shall limit the Company’s ability to incur unsecured Senior Indebtedness.

ARTICLE 10
THE TRUSTEE

Section 10.01.  Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)                                  prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)                                     the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii)                                  in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c)                                  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in Principal Amount of the Securities at the time outstanding determined as provided in Section 1.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)                                 whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)                                  the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any other paying agent or any records maintained by any co-registrar with respect to the Securities; and

(f)                                    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 10.02.  Notice of Defaults.  If a Default occurs and is continuing of which the Trustee has or is deemed to have notice under Section 10.03(i), the Trustee shall give the Holders notice of the Default within 90 days after the occurrence thereof; provided, that (except in the case of any Default in the payment of Principal Amount or Interest on any of the Securities or Fundamental Change Purchase Price), the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

Section 10.03.  Reliance on Documents, Opinions, Etc.  Except as otherwise provided in Section 10.01:

(a)        the Trustee may rely and shall be protected in acting upon or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)        any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)        the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)        the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)        the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation);

(f)         the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g)        the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h)        in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)         the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and the Indenture;

(j)         the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k)           the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(l)            the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(m)          the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 10.04.  No Responsibility for Recitals, Etc.  The recitals contained herein and in the Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the

Securities.  The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 10.05.  Trustee, Paying Agents, Conversion Agents or Registrar May Own Securities.  The Trustee, any paying agent, any conversion agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent, conversion agent, Security Registrar or such other agent.

Section 10.06.  Monies to be Held in Trust. Subject to the provisions of Section 12.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 10.07.  Compensation and Expenses of Trustee.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith.  The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises.  The obligations of the Company under this Section 10.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the

Holders of particular Securities.  The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(i) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 10.08.  Officers’ Certificate as Evidence.  Except as otherwise provided in Section 10.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 10.09.  Conflicting Interests of Trustee.  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 10.10.  Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000) subject to supervision or examination by federal or state authority and qualified and eligible under this Article.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 10.11.  Resignation or Removal of Trustee.

(a)        No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 10.12.  The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Securities.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment 30 days after the giving of such notice of resignation to the Securityholders, the resigning Trustee may, upon ten business days’ notice to the Company and the Securityholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, any Securityholder who has been a bona fide Holder of a Security or Securities for at least 6 months may, subject to the provisions of Section 7.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)        In case at any time any of the following shall occur:

(i)        the Trustee shall fail to comply with Section 10.09 after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security or Securities for at least 6 months; or

(ii)       the Trustee shall cease to be eligible in accordance with the provisions of Section 10.10 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii)      the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.13, any Securityholder who has been a bona fide Holder of a Security or Securities for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment 60 days after either the Company or the Securityholders has removed the Trustee, the Trustee so removed may petition at its own expense any court of competent jurisdiction for an appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)        The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Securityholder, or if such Trustee so removed or any Securityholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 10.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)        Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 10.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.12.

Section 10.12.  Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 10.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 10.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Securities, to secure any amounts then due it pursuant to the provisions of Section 10.07.

No successor trustee shall accept appointment as provided in this Section 10.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 10.09 and be eligible under the provisions of Section 10.10.

Upon acceptance of appointment by a successor trustee as provided in this Section 10.12, the Company (or the former trustee, at the written direction of the

Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Securities at their addresses as they shall appear on the Security Register.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.  If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 10.13.  Succession by Merger, Etc.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 10.09 and eligible under the provisions of Section 10.10.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Securities in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Securities or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 10.14.  Preferential Collection of Claims.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

ARTICLE 11
HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 11.01.  Company to Furnish Trustee Names and Addresses of Holders.  If the Trustee is not the Security Registrar, the Company will furnish or cause to be furnished to the Trustee:

(i)        semi-annually, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

(ii)       at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Section 11.02.  Preservation of Information; Communications to Holders.

(a)        The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 11.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list furnished to it as provided in Section 11.01 upon receipt of a new list so furnished.

(b)        The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)        Every Securityholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 11.03.  Reports By Trustee.  At any time Securities are outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than December 31 of each calendar year, commencing on December 31, 2012.  Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.

(a)        A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company.  The Company will notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

Section 11.04.  Reports by Company.  The Trustee’s receipt of reports, information and documents delivered by the Company pursuant to its obligations under Section 4.06 shall not constitute constructive notice to the Trustee of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder, except for the covenants in Section 4.06 (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01.  Discharge of Indenture.  When (a) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at Stated Maturity, or on any Fundamental Change Purchase Date or upon conversion or otherwise) and the Company shall have deposited with the Trustee, in trust, cash funds and shares of Common Stock, as applicable, sufficient to pay all amounts due (and shares of Common Stock deliverable following conversion, if applicable) on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest, including Additional Interest, if any, due, accompanied, except in the event the Securities are due and payable solely in cash upon a Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (ii) rights hereunder of Securityholders to receive payments of principal of and interest, including Additional Interest, if any, on, the Securities and the other rights, duties and obligations of Securityholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 1.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

Section 12.02.  Deposited Monies to be Held in Trust by Trustee.  Subject to Section 12.04, all monies deposited with the Trustee pursuant to Section 12.01 shall be held in trust for the sole benefit of the Securityholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular Securities for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, including Additional Interest, if any.

Section 12.03.  Paying Agent to Repay Monies Held.  Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Securities (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 12.04.  Return of Unclaimed Monies.  Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, including Additional Interest, if any, on Securities and not applied but remaining unclaimed by the Holders of Securities for two years after the date upon which the principal of or interest, including Additional Interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of the Securities shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 12.05.  Reinstatement.  If the Trustee or the paying agent is unable to apply any money in accordance with Section 12.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 12.02; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the

Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or paying agent.

ARTICLE 13
SUPPLEMENTAL INDENTURES

Section 13.01.  Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)        to cure any ambiguity, omission, defect or inconsistency contained herein;

(ii)       to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company contained herein;

(iii)      to provide for uncertificated Securities in addition to or in place of certificated Securities; provided that such uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(iv)     to add guarantees with respect to the Securities;

(v)      to secure the Securities;

(vi)     to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(vii)    to provide for the issuance of Additional Securities as provided in Section 3.01 hereof

(viii)   to add or modify any other provision herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which does not materially and adversely affect the rights of any Holder; or

(ix)      to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to comply with any requirement of the Commission to effect the qualifications of this

Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

Section 13.02.  Supplemental Indentures With Consent of Holders.  With the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(i)        reduce the amount of Securities whose Holders must consent to an amendment or waiver;

(ii)       reduce the rate of or extend the stated time for payment of any interest, including Additional Interest, if any, on any Security;

(iii)      reduce the Principal Amount of, or extend the Stated Maturity of, any Security;

(iv)     make any change that adversely affects the conversion rights of any Securities;

(v)      reduce the Fundamental Change Purchase Price of any Security or amend or modify in any manner adverse to the Holders of Securities the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(vi)     make any Security payable in money other than that stated in such Security;

(vii)    impair the right of a Holder to receive payment of principal and interest, including Additional Interest, if any, on such Holder’s Securities on or after the due dates thereof or to institute a suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(viii)   modify any of the provisions of this Section 13.02 or Section 7.12, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for any Act of Holders under this Section 13.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 13.03.  Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 13 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 10.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary expectations, and complies with the provisions hereof (including Section 13.05).  Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 13.04.  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article 13, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Securityholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 13.05.  Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 13.06.  Reference in Securities to Supplemental Indentures.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 13 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 13.07.  Notice to Holders of Supplemental Indentures.  The Company shall cause notice of the execution of any supplemental indenture to be mailed to each Securityholder, at his address appearing on the Security Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice, or any defect in such notes, shall not affect the legality or validity of such supplemental indenture.

ARTICLE 14
MISCELLANEOUS

Section 14.01.  Communication by Holders with other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Security Registrar and anyone else shall have the protection of TIA § 312(c).

Section 14.02.  When Securities Are Disregarded.  In determining whether the Holders of the required Principal Amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 14.03.  Rules by Trustee, Paying Agent and Security Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Security Registrar and the Paying Agent may make reasonable rules for their functions.

Section 14.04.  Successors.  All agreements of the Company in this Indenture and the Securities shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.05.  Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

Section 14.06.  Qualification of Indenture.  The Company shall qualify this Indenture under the TIA and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and the printing of this Indenture and the Securities.

Section 14.07.  Calculations.  Except as otherwise provided herein, the Company will be responsible for making all calculations called for under the Indenture and the Securities. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

Section 14.08.  Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED THEREBY.

Section 14.09.  Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.10.  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

Section 14.11.  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.12.  USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

HEADWATERS INCORPORATED

By:
Name:
Title:

[Trustee Signature Follows]

WELL FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name: [ ]
Title: Authorized Representative

SCHEDULE A

The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 Principal Amount of Securities pursuant to Section 6.06 of this Indenture:

Stock price

[table to be inserted]

EXHIBIT A

Form of Fundamental Change Purchase Notice

,

Wells Fargo Bank, National Association

625 Marquette Avenue South

N9311-110

Minneapolis, MN 55479

Attention: Corporate Trust Services

Re:          Headwaters Incorporated (the “Company”)
[•]% Convertible Senior Subordinated Notes due 2016

This is a Fundamental Change Purchase Notice as defined in Section 5.01(a) of the Indenture dated as of [•], 2012 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as Trustee.  Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:
(if certificated)

I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 5.01 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions thereof and of the Indenture.

Signed:

EXHIBIT B

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(B)(1) ADOPTED UNDER THE SECURITIES ACT, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144 ADOPTED UNDER THE SECURITIES ACT, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.